AMENDMENT NO. 2
TO LOAN AGREEMENT

This AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”), is entered into as of November 7, 2011, by and between PREFORMED LINE PRODUCTS COMPANY, an Ohio corporation (“Borrower”), AND PNC BANK, NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as lender (“Bank”).

WITNESSETH:

WHEREAS, Borrower and Bank have entered into that certain Loan Agreement, dated as of February 5, 2010, as amended pursuant to that certain Amendment No. 1 to Loan Agreement dated on or about May 26, 2011 (as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrower;

WHEREAS, the parties desire to amend the Loan Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

2.           AMENDMENTS TO THE LOAN AGREEMENT.

2.1          Amendment to Section 2.1.

Section 2.1 of the Loan Agreement shall be amended by deleting section 2.1(b) in its entirety and substituting the following therefor:

(b) the sum of the then aggregate outstanding Loans plus the then LC Exposure would exceed $70,000,000.

2.2          Amendment to Section 7.2.

Section 7.2 of the Loan Agreement shall be amended by deleting section 7.2(c) in its entirety and substituting the following therefor:

(c)          After giving effect to any Loan or the issuance of any subject LC, the aggregate outstanding balance of the Loans plus the aggregate face amount of all outstanding subject LCs shall not exceed $70,000,000.

3.           REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Bank as follows:

3.1          The Amendment.  This Amendment has been duly and validly executed by an authorized officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

3.2          Loan Agreement.  The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.  Borrower hereby ratifies and confirms the Loan Agreement.

3.3          Claims and Defenses.    As of the date of this Amendment, Borrower has no defenses, claims, counterclaims or setoffs with respect to the Loan Agreement or its Obligations thereunder or with respect to any actions of Bank or any of its respective officers, directors, shareholders, employees, agents or attorneys, and Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases Bank and each of its respective officers, directors, shareholders, employees, agents and attorneys from the same.

3.4          Representations and Warranties.  The representations and warranties of Borrower contained in the Loan Agreement (as amended hereby) and the other Loan Documents (as amended in connection herewith), are true and correct.

3.5          No Event of Default.  No Event of Default or condition which, but for the giving of notice or passage of time, would give rise to an Event of Default has occurred and is continuing.

3.6          Material Adverse Change.  No Material Adverse Change has occurred since the Closing Date.

4.           REAFFIRMATION.

Borrower hereby (i) acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of Borrower under the Loan Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

5.           CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

5.1          Amendment No. 2 to Loan Agreement;.  Bank shall have received an original counterpart of this Amendment, executed and delivered by a duly authorized officer of Borrower.

5.2.         Second Amended and Restated Note.  Bank shall have received that certain Second Amended and Restated Line of Credit Note, executed and delivered by a duly authorized officer of Borrower in favor of Bank.

5.3          Fees and Expenses.  Borrower shall have paid all fees of Bank in connection with this Amendment including, without limitation, all legal fees.

5.4          Resolutions; Officer’s Certificate of Borrower.  Bank shall have received (a) a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and all other agreements, documents and instruments executed in connection therewith, (b) a certificate of the Secretary or Assistant Secretary of Borrower, as to the incumbency and signature of the officers of Borrower executing this Amendment and all other agreements, documents or instruments executed in connection therewith, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (c) a certificate of the Secretary or Assistant Secretary of Borrower as to the Articles of Incorporation of Borrower and as to the Code of Regulations of Borrower.

5.5          Legal Opinion.  Bank shall have received the executed legal opinion of Baker & Hostetler LLP in form and substance reasonably satisfactory to Bank.

5.6          Good Standing Certificates.  Bank shall have received good standing certificates for Borrower dated not more than 30 days prior to the date hereof, issued by the Secretary of State or other appropriate official of Borrower’s jurisdiction of incorporation and each jurisdiction where the conduct of Borrower’s business activities or the ownership of its properties necessitates qualification.

5.7           Other Documents and Deliveries.  Bank shall have received such other agreements, documents, and instruments executed in connection with this Amendment and any other materials as reasonably requested by Bank.

6.           MISCELLANEOUS.

6.1          Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

6.2          Severability.  Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

6.3          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

6.4          Nonwaiver.  The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Loan Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other documentation executed in connection therewith.  Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Loan Agreement, as amended by this Agreement.

6.5          Reference to and Effect on the Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Amendment to Loan Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PREFORMED LINE PRODUCTS COMPANY,
as Borrower

By:	/s/ Eric R. Graef
Chief Financial Officer

ACCEPTED BY:

PNC BANK, NATIONAL ASSOCIATION,
as Bank

By:	/s/ Sherri Barr
Senior Vice President